Exhibit 99.1

Investor Contact:

ICR
John Mills
Senior Managing Director
310-954-1105

Limoneira to Acquire 230 Acres of Agriculture Property in California

Continues to Execute on Strategy to Expand Agribusiness

Santa Paula, CA., July 25, 2012 – On July 20, 2012, Limoneira Company (NASDAQ: LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights in California, entered into an agreement to acquire 230 acres of agriculture property in the San Joaquin Valley of California for $1.3 million. The transaction is expected to close in August 2012.

The property is high quality citrus land that will be planted with approximately 150 acres of lemons adding to the existing 1,870 acres of lemon orchards. Once this property is fully planted, the Company believes it is capable of producing approximately 1,000 cartons of lemons per acre. With this acquisition, the Company will own or lease over 8,000 acres of agriculture property.

Harold Edwards, President and Chief Executive Officer of Limoneira said, “With the close of this transaction, we will have added over 1,300 acres of productive agriculture this year which is in-line with our overall strategy to leverage our expertise in managing premium agriculture properties. This property is adjacent to the Sheldon orchards, which will make for efficient integration into our current operations. ”

Alex Teague, Senior Vice President of Limoneira, added, “Expanding our portfolio of quality citrus acreage is an essential part of our long-term agribusiness growth strategy. We have a strong pipeline of additional acquisition opportunities and believe we will continue to expand our business through acquisitions and organic growth that will contribute to our long-term top and bottom line growth for many years to come.”

About Limoneira Company

Limoneira Company, a 119-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra), is a dedicated sustainability company with approximately 7,850 acres of rich agricultural lands, real estate properties and water rights in California. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; increased costs from becoming a public company and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.